                                                                     EXHIBIT 2.2


                            ASSET PURCHASE AGREEMENT






                           dated as of October 1, 1999





                                      among

                             STARNET FINANCIAL, INC.

                                       and

                         OCCIDENTAL MORTGAGE CORPORATION

                                       and

                            THE SHAREHOLDERS THEREOF

                                TABLE OF CONTENTS

                                                                                                                Page
1.       DEFINITIONS...............................................................................................1

2.       ASSETS....................................................................................................4
         2.1       Assets to be Sold...............................................................................4
         2.2       Transferred Assets..............................................................................4
         2.3       Retained Assets.................................................................................6
         2.4       All Assets......................................................................................6
         2.5       Liabilities Assumed.............................................................................6
         2.6       Liabilities Not Assumed.........................................................................6

3.       PRICE AND TERMS...........................................................................................6
         3.1       Consideration...................................................................................6
         3.2       Documents of Sale and Conveyance................................................................7
         3.3       Bulk Sale; Sales and Transfer Taxes.............................................................7
         3.4       Closing Date....................................................................................7
         3.5       Allocation of Purchase Price....................................................................9
         3.6       Employees, Benefit Plans, Etc...................................................................9
         3.7       Mail Received After Closing....................................................................10
         3.8       Access to Books and Records....................................................................10
         3.9       Proration of Lease Payments, Utility Charges and other Payments................................10
         3.10      Proration of Taxes.............................................................................10

4.       REPRESENTATIONS AND WARRANTIES BY SELLER
         AND SHAREHOLDERS.........................................................................................11
         4.1       Organization and Good Standing.................................................................11
         4.2       Authority......................................................................................11
         4.3       No Violation...................................................................................12
         4.4       Brokers........................................................................................12
         4.5       Financial Statements; Undisclosed Liabilities..................................................12
         4.6       No Undisclosed Liabilities.....................................................................12
         4.7       Title to Property, Encumbrances................................................................12
         4.8       Plant, Machinery, Equipment and Vehicles.......................................................13
         4.9       Real Property..................................................................................13
         4.10      Compliance with Applicable Law.................................................................13
         4.11      Taxes..........................................................................................14
         4.12      Employee Benefit Plans; ERISA..................................................................14
         4.13      Contracts and Commitments......................................................................16
         4.14      Litigation.....................................................................................18
         4.15      Insurance......................................................................................18
         4.16      Employees......................................................................................18

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                                Page
         4.17      Permits, Licenses, Etc.........................................................................19
         4.18      Assets Necessary to Business...................................................................19
         4.19      Inventory......................................................................................19
         4.20      Accounts Receivable............................................................................20
         4.21      Books and Records..............................................................................20
         4.22      Recent Actions.................................................................................20
         4.23      Bank Accounts; Powers of Attorney..............................................................22
         4.24      Dividends and Other Distributions..............................................................22
         4.25      Suppliers and Customers........................................................................22
         4.26      Affiliated Transactions........................................................................22
         4.27      Consents.......................................................................................22
         4.28      Full Disclosure................................................................................22
         4.29      Shareholders as Accredited Investors...........................................................23

5.       REPRESENTATIONS AND WARRANTIES BY BUYER..................................................................23
         5.1       Organization and Good Standing.................................................................23
         5.2       Authority......................................................................................23
         5.3       Consents.......................................................................................23
         5.4       Full Disclosure................................................................................23
         5.5       Brokers........................................................................................24

6.       AGREEMENTS BY SELLER AND SHAREHOLDERS....................................................................24
         6.1       Actions Pending Closing........................................................................24
         6.2       Supplying of Information.......................................................................26
         6.3       Consents.......................................................................................26
         6.4       Other Transactions.............................................................................27
         6.5       Supplemental Disclosure........................................................................27
         6.6       Discharge of Liens.............................................................................27
         6.7       Employees......................................................................................27
         6.8       Name Change....................................................................................28
         6.9       Shareholder Approval...........................................................................28
         6.10      Damage or Destruction..........................................................................28
         6.11      Taxes..........................................................................................28
         6.12      Employee Benefit Matters.......................................................................28

7.       CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE.................................................28
         7.1       Fulfillment of Covenants.......................................................................29
         7.2       Corporate Approval.............................................................................29
         7.3       Representations and Warranties.................................................................29
         7.4       No Proceeding or Litigation....................................................................29

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                                Page
         7.5       No Injunction..................................................................................29
         7.6       Opinion of Seller's Counsel....................................................................29
         7.7       Documents......................................................................................29
         7.8       Consents and Approvals.........................................................................29
         7.9       Liens Discharged...............................................................................30
         7.10      Liabilities Other Than Assumed Liabilities.....................................................30
         7.11      Certificates...................................................................................30
         7.12      Estoppel Certificates..........................................................................30
         7.13      No Material Adverse Change.....................................................................30
         7.14      Shareholder Questionnaire and Representation Agreement.........................................30
         7.15      Other Matters..................................................................................30

8.       CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER
         AND SHAREHOLDERS TO CLOSE................................................................................30
         8.1       Fulfillment of Covenants.......................................................................30
         8.2       Corporate Approval.............................................................................31
         8.3       Representations and Warranties.................................................................31
         8.4       No Injunction..................................................................................31
         8.5       Opinion of Buyer's Counsel.....................................................................31
         8.6       Other Matters..................................................................................31

9.       TERMINATION OF AGREEMENT.................................................................................31
         9.1       Termination of Agreement.......................................................................31
         9.2       Procedure Upon Termination.....................................................................32

10.      INDEMNIFICATION..........................................................................................32
         10.1      Survival of Representations....................................................................32
         10.2      Statements as Representations..................................................................32
         10.3      Seller's Agreement to Indemnify................................................................32
         10.4      Buyer's Agreement to Indemnify.................................................................33
         10.5      Procedures for Resolution and Payment of Claims  for  Indemnification..........................33
         10.6      Remedies Cumulative............................................................................36

11.      MISCELLANEOUS............................................................................................36
         11.1      Reformation and Severability...................................................................36
         11.2      Relief.........................................................................................36
         11.3      Further Assurances.............................................................................36
         11.4      Notices........................................................................................36
         11.5      Headings.......................................................................................38
         11.6      Waiver.........................................................................................38

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                                Page
         11.7      LAW GOVERNING..................................................................................38
         11.8      Counterparts...................................................................................38
         11.9      Assignability and Binding Effect...............................................................38
         11.10     Amendments.....................................................................................38
         11.11     Expenses, Taxes, Etc...........................................................................39
         11.12     Third Parties..................................................................................39
         11.13     Number and Gender of Words.....................................................................39
         11.14     Entire Agreement...............................................................................39
         11.15     Noncompetition.................................................................................39
         11.16     Nondisclosure of Confidential Information......................................................40

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of October 1, 1999, by and between Occidental Mortgage Corporation, a California corporation ("Seller"), and Kenneth F. Urbanus, Alanna Urbanus, Denise Skoveth and Mary Lee Hill (referred to collectively hereinafter as "Shareholders"), and StarNet Financial, Inc., a Delaware corporation ("Buyer").

                                 R E C I T A L S

         A. Seller is engaged in the business of originating and selling residential mortgage loans (being hereinafter referred to as "Seller's Business"); and

         B. Seller is desirous of selling to Buyer and Buyer is desirous of purchasing substantially all of Seller's assets, including all of Seller's assets relating to Seller's Business, upon the terms and conditions hereafter set forth; and

         C. Shareholders, who own an aggregate of 400,000 shares of Seller's common stock, par value $1.00 per share (being all of the issued and outstanding shares of Seller common stock), desire to induce Buyer to purchase Seller's assets upon the terms and conditions hereof by offering certain representations and warranties to Buyer and by joining in certain covenants and indemnifications of Seller.

         ACCORDINGLY, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereafter set forth, the parties hereby agree as follows:

         1.       DEFINITIONS.

         Unless the context otherwise requires, the terms defined in this
Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Section 1 and those accounting terms used in this Agreement not defined in this Section 1 shall, except as otherwise provided for herein, be construed in accordance with generally accepted accounting principles.

         "Agreed Claims" shall have the meaning assigned to it in Section 10.4(c) of this Agreement.

         "Annual Financial Statements" shall have the meaning assigned to it in
Section 4.5(a) of this Agreement.

         "Assumed Liabilities" shall have the meaning assigned to it in Section
2.5 of this Agreement.

         "Basis" shall have the meaning assigned to it in Section 3.5 of this Agreement.

         "Benefit Arrangement" shall have the meaning assigned to it in Section
4.12 of this Agreement.

         "Bill of Sale" shall have the meaning assigned to it in Section 3.2 of this Agreement.

         "Books and Records" shall mean all books and records of Seller including all computerized records and other computerized storage media and the software used in connection therewith.

         "Buyer" shall mean StarNet Financial, Inc., a Delaware corporation.

         "Buyer Claims" shall have the meaning assigned to it in Section 10.3 of this Agreement.

         "Buyer Common Stock" shall have the meaning assigned to it in Section 3.1(b) of this Agreement.

         "Buyer's Disclosure Documents" shall have the meaning assigned to it in
Section 5.4 of this Agreement.

         "Buyer Group" shall mean Buyer, its officers, directors, employees, subsidiaries and affiliates.

         "Closing" shall have the meaning assigned to it in Section 3.4 of this Agreement.

         "Closing Date" shall have the meaning assigned to it in Section 3.4 of this Agreement.

         "Cutoff Date" means September 30, 1999.

         "Damages" shall mean all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys, fees and expenses.

         "Documents" shall mean all ancillary documents delivered to Buyer by Seller hereunder.

         "Employee Plan" shall have the meaning assigned to it in Section 4.12 of this Agreement.

         "Encumbrances" shall mean any title defects or objections, mortgages, liens, claims, restrictive covenants, use restrictions, charges, pledges, security interests or other encumbrances of any nature whatsoever including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

         "Excluded Liabilities" shall have the meaning assigned to it in Section
2.6 of this Agreement.

         "Government Body" shall mean any federal, state, local, foreign or other governmental agency, department, commission, board, bureau, instrumentality or body.

         "Indemnitee" shall have the meaning assigned to it in Section 10.4(c) of this Agreement.

         "Indemnitee's Certificate" shall have the meaning assigned to it in
Section 10.4(c) of this Agreement.

         "Indemnitor" shall have the meaning assigned to it in Section 10.5(a) of this Agreement.

         "Instruments of Assignment" shall have the meaning assigned to it in
Section 3.2 of this Agreement.

         "Intangible Assets" shall mean all patents, trademarks, trademark licenses, trade names, mastheads, brand names, slogans, copyrights, reprint rights, franchises, licenses, authorizations, inventions, processes, know-how, formulas, trade secrets and other intangible assets (together with all pending applications, continuations-in-part and extensions for any of the above).

         "Laws" shall mean all applicable laws (whether statutory or otherwise) rules, regulations, orders, ordinances, judgments, decrees, orders, writs and injunctions of all governmental authorities (federal, state, local, foreign or otherwise).

         "Leases" shall mean all leases (including all amendments thereof and modifications thereto) pursuant to which Seller leases real or personal property.

         "Lease Assignments" shall have the meaning assigned to it in Section
3.2 of this Agreement.

         "Other Instruments" shall have the meaning assigned to it in Section
3.2 of this Agreement.

         "Permits" shall mean all licenses, permits and authorizations issued by any federal, state, local or foreign governmental authority.

         "Plans" shall mean any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance, hospitalization or other medical, life or other insurance, supplemental unemployment benefit, profit sharing, pension, or retirement plan, program, agreement or arrangement.

         "Pipeline Loans" shall have the meaning assigned to it in Section 2.2(g) of this Agreement.

         "Real Property" shall have the meaning assigned to it in Section 2.2(a) of this Agreement.

         "Receivables" shall have the meaning assigned to it in Section 4.20 of this Agreement.

         "Related Instruments" shall have the meaning assigned to it in Section
4.2 of this Agreement.

         "Retained Assets" shall have the meaning assigned to it in Section 2.3 of this Agreement.

         "Seller" shall mean Occidental Mortgage Corporation, a California corporation.

         "Seller's Business" shall have the meaning assigned to it in the recitals to this Agreement.

         "Taxes" shall mean all federal, state and local or foreign income, payroll, withholding, excise, added value, social security, sales use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax (including interest and penalties thereon and including estimated taxes thereof).

         "Transferred Assets" shall have the meaning assigned to it in Section
2.2 of this Agreement.

         "Unaudited Financial Statements" shall have the meaning assigned to it in Section 4.5(b) of this Agreement.

         2.       ASSETS.

         2.1 Assets to be Sold. On the Closing Date, but effective as of October 1, 1999, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Seller, the Shareholders and Buyer contained herein, Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller the Transferred Assets, free and clear of all liens and encumbrances, except as otherwise herein expressly provided. Seller shall retain the Retained Assets.

         2.2 Transferred Assets. The term "Transferred Assets" shall mean substantially all of the assets of Seller as of the Closing Date (except the Retained Assets) which transferred assets are more specifically identified on Schedules attached hereto and made a part hereof and include the following:

                  (a) all real estate leasehold interests (including, but not limited to, land, plants, buildings, structures, fixtures, appurtenances and improvements) leased by Seller (the "Real Property") including, the Real Property listed on Schedule 2.2(a);

                  (b) all accounts receivable, bills and notes receivable, commercial paper and acceptances or any other evidences of indebtedness to Seller including those accounts receivable, bills and notes receivable listed on Schedule 2.2(b) attached hereto;

                  (c) all furniture and fixtures of Seller including, but not limited to, all furniture and fixtures listed on Schedule 2.2(c) attached hereto;

                  (d) all machinery and equipment of Seller including, but not limited to, all machinery and equipment listed on Schedule 2.2(c) attached hereto;

                  (e) all "inventory" of Seller including, without limitation, all potential mortgage loans which are in process but not closed ("Pipeline Loans") as of September 30, 1999 (the "Cutoff Date") as set forth on Schedule 2.2(e) attached hereto;

                  (f) all customer, supplier and circulation lists and records of Seller including those as set forth in Schedule 2.2(f) attached hereto;

                  (g) all leases, contracts, agreements, arrangements, commitments and understandings (whether written or oral) including, but not limited to, all franchises, leases, security deposits and options under leases, supply contracts, purchase contracts, service contracts and confidentiality agreements, to which Seller is a party including those listed or referred to on Schedule 2.2(g) attached hereto;

                  (h) all cash, certificates of deposit, securities (including interests in mutual funds), investments, money market, savings and checking accounts, and other accounts with financial institutions including the items listed on Schedule 2.2(h) attached hereto;

                  (i) all rights and claims under insurance policies for damage to Transferred Assets to the extent that any damaged Transferred Assets have not been repaired or replaced prior to Closing;

                  (j) all Permits relating to the Transferred Assets and necessary to Seller's Business, including the Permits listed on
         Schedule 2.2(j) attached hereto provided such Permits are transferable;

                  (k) all prepaid expenses including, but not limited to, utility deposits and similar monies held by third parties and loans to employees, including those as set forth in Schedule 2.2(m) attached hereto;

                  (l) all Books and Records;

                  (m) all technical documentation owned by Seller including, without limitation, operating manuals, source codes, purchasing specifications, research records, inspection processes and equipment lists relating to the Transferred Assets;

                  (n) the sole and exclusive perpetual right to use the name "Occidental Mortgage Corporation" or any fair derivative therefrom; and

         2.3 Retained Assets. The term "Retained Assets" shall mean the specified assets of Seller that are listed on Schedule 2.3 and shall not be construed to include any assets of Seller not specifically listed on Schedule 2.3.

         2.4 All Assets. The Transferred Assets are intended to and shall constitute substantially all of the business assets of Seller other than the Retained Assets.

         2.5 Liabilities Assumed. As of the Cutoff Date, subject to the terms and conditions herein set forth, Seller shall assign to Buyer, and Buyer shall assume from Seller, the liabilities listed on Schedule 2.5 (the "Assumed Liabilities"). Buyer's assumption of the Assumed Liabilities shall be evidenced by the documents of assumption and when requested by Seller, which shall be reasonably satisfactory to Seller in form and substance. Buyer shall pay and discharge and indemnify Seller and hold it harmless from and against any liability expressly assumed hereunder.

         2.6 Liabilities Not Assumed. Except as and to the extent otherwise expressly provided in this Agreement, Buyer has not agreed to pay, shall not be required to assume and shall have no liability or obligation with respect to, any liability or obligation, direct or indirect, absolute or contingent, of Seller or Shareholders, any subsidiary or affiliate of Seller or Shareholders or any other person (all such liabilities herein referred to as the "Excluded Liabilities"). Excluded Liabilities shall include, without limitation, the liabilities referenced in Section 3.3, Section 3.6(b), (c), (d) and (e), and
Section 6.12. Seller and Shareholders shall jointly and severally (a) pay and discharge and (b) indemnify Buyer and hold it harmless from and against any liability or obligation of Seller not expressly assumed or otherwise attributed to Buyer as provided hereunder.

         3.       PRICE AND TERMS.

         3.1 Consideration. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of Seller and Shareholders contained herein, and in consideration of the sale, conveyance, assignment, transfer and delivery of the Transferred Assets and the Documents, Buyer shall deliver or cause to be delivered in full payment for the sale, conveyance, assignment, transfer and delivery of the Transferred Assets, the following:

                  (a) Promissory Note in the principal amount of $365,000 (the "Note") substantially in the form of Annex I attached hereto; and

                  (b) Options to Seller to purchase within 5 years of the Closing Date up to an aggregate of 300,000 shares of the common stock, par value $.01 per share, of Buyer ("Buyer Common Stock") at the option exercise price of $1.00 per share pursuant to an Option Agreement in the form of Annex II attached hereto; and

                  (c) On each of November 15 and December 15 of 1999 and each of January 15 and February 15 of 2000, Buyer will pay to Seller an amount equal to 1% of the aggregate loans closed by Buyer which are attributable to the business conducted with the Transferred Assets for the calendar month concluded immediately prior thereto. Such loans to include the Pipeline Loans and loans arranged on applications taken following the Closing Date, which are attributable to the business conducted with the Transferred Assets. Sums payable to Seller under this Section 3.19(c), shall be used by Seller for the payment and satisfaction of the Excluded Liabilities.

         3.2 Documents of Sale and Conveyance. The sale, conveyance, assignment, transfer and delivery of the Transferred Assets shall be effected by delivery by Seller to Buyer of (i) a duly executed bill of sale in substantially the form of Exhibit A hereto (the "Bill of Sale"), (ii) Lease Assignments with respect to any real property leases included in the Transferred Assets (collectively, the "Lease Assignments"), and (iii) such other good and sufficient instruments of conveyance and transfer as shall be necessary to vest in Buyer good and valid title to the Transferred Assets (collectively, the "Other Instruments"), free and clear of all liabilities, obligations, claims, liens and encumbrances (whether absolute, accrued, contingent or otherwise), except the Assumed Liabilities and the liens, encumbrances and exceptions expressly permitted by this Agreement.

         3.3 Bulk Sale; Sales and Transfer Taxes. Buyer and Seller have agreed not to comply with the bulk transfer provisions of Article 6 of the Uniform Commercial Code of the State of California or with any similar article under the Uniform Commercial Code enacted in any other jurisdiction in which any of the Transferred Assets are located. Except for obligations expressly assumed by Buyer hereunder, if any, there shall be no liability or obligation of Buyer to Seller, to Seller's creditors or to others, growing out of or arising from the sale by Seller of the Transferred Assets to Buyer under the provisions of this Agreement; nor shall there be any liability of Buyer for any federal, state or local tax liabilities of Seller, including any sales tax or title transfer fee attributable to the sale of assets contemplated herein. Any sales, use or similar transfer taxes, and any transfer, recording or similar fees and charges arising in connection with the transfer of the Transferred Assets from Seller to Buyer shall be borne by Seller.

         3.4 Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gardere & Wynne, L.L.P., 1601 Elm Street, 3000 Thanksgiving Tower, Dallas, Texas 75201 on the first business day following the date on which all of the conditions contained in Articles 7 and 8, to the extent not waived, are satisfied. The Closing may be postponed to such other date as Buyer and Seller may agree. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

                  (a) Deliveries by Seller. At the Closing, Seller shall deliver to Buyer (unless delivered previously or expressly waived by Buyer in writing), the following:

                           1. the Bill of Sale;

                           2. the Lease Assignments;

                           3. the Instruments of Assignment and the Other Instruments;

                           4. the documents evidencing the transfers of the Permits referred to in Section 2.2(k) hereof;

                           5. the officers' certificates referred to in Sections 7.1, 7.2 and 7.3 hereof;

                           6. the opinion of counsel referred to in Section 8.5 hereof;

                           7. executed counterparts of any consents referred to in Section 7.8 hereof;

                           8. all Books and Records of Seller including, without limitation, all Books and Records relating to employees of, the purchase of materials, supplies and services for, and dealings with customers and distributors of Seller, warranty records, sales literature, licensing records, service and parts records, and including all other existing records relating to Seller's Business, but not including the corporate minute books, capital stock books, Retained Assets records or tax returns of Seller;

                           9. the estoppel certificates referred to in Section
         7.12 hereof;

                           10. A copy of the Shareholder Questionnaire and Representation Agreement in the form attached hereto as Annex III duly completed by each Shareholder; and

                           11. all other previously undelivered documents, instruments and writings required to be delivered by Seller and Shareholders to Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                  (b) Deliveries By Buyer. At the Closing, Buyer shall deliver to Seller (unless delivered previously) the following:

                           1. the Note;

                           2. the officer's certificates referred to in Sections 8.1, 8.2 and 8.3 hereof;

                           3. the opinion of counsel referred to in Section 8.5 hereof;

                           4. An Option Agreement as contemplated in Section 3.1(b); and

                           5. all other previously undelivered documents, instruments and writings required to be delivered by Buyer to Seller at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

         3.5 Allocation of Purchase Price. The Purchase Price and the Assumed Liabilities shall be allocated among the Transferred Assets and the Documents in accordance with the allocations set forth on Exhibit B hereto (the "Basis"). Such allocation of the Basis shall be conclusive and binding on both Buyer and Seller for purposes of their federal and, where applicable, state and local income tax returns, and the parties hereto agree not to take positions on any tax return inconsistent with such allocation. Buyer and Seller shall prepare and timely file all such reports and returns as may be required by Section 1060 of the Code to report such allocation of the Basis.

         3.6 Employees, Benefit Plans, Etc.

                  (a) Employees. On or prior to the Closing Date, Seller shall terminate or cause to be terminated as of the Closing Date the active employment of its employees. Seller agrees in this regard to cooperate with Buyer by permitting Buyer throughout the period prior to the Closing Date (i) to meet with the employees of Seller at such times as shall be approved by a representative of Seller (which approval shall not be unreasonably withheld) and (ii) to distribute to the employees such forms and other documents setting forth the terms and conditions upon which employment, if any, by Buyer is offered (there being no obligation of Buyer to do so) and any other forms and documents relating to employment after the Closing Date by Buyer as Buyer may request.

                  (b) Benefits. Seller and Shareholders agree that, with respect to all claims by employees of Seller arising from events occurring on or prior to the Closing Date under employee benefit plans or programs of Seller, whether insured or otherwise (including, but not limited to, life insurance, medical and disability programs), Seller and Shareholders at their own expense shall honor or cause their insurance carriers to honor such claims, whether made before or after the Closing Date, in accordance with the terms and conditions of such plans or programs without regard to the employment by Buyer of any of the employees after the Closing Date; provided, however, that Buyer shall permit such claims to be made and honored under Plans and Programs assigned to Buyer as and when such claims may be made.

                  (c) Wages. All amounts of all wages, bonuses, commissions and other compensation (including, without limitation, all vacation and sick pay) due in respect of all periods ending on or prior to the Cutoff Date shall be paid by and for the account of Seller and Shareholders.

                  (d) Severance Pay. Seller and Shareholders shall be responsible for and jointly and severally will hold Buyer harmless from and against all direct and indirect costs, expenses and liabilities of any sort whatsoever arising from or relating to any claims by or on behalf of any present or former employee of Seller in respect of severance pay and similar obligations relating to the termination of such employee's employment with Seller on or prior to the Closing Date.

                  (e) Benefit Plans. Unless otherwise agreed in writing, Buyer shall not assume or be responsible for any liability or obligation whatsoever with respect to any Plans maintained by or contributed to by Seller. Seller and Shareholders shall jointly and severally indemnify and hold harmless Buyer from and against any and all liabilities or obligations accrued by employees of Seller under or pursuant to or in connection with the Plans. Buyer shall provide such benefits to those employees of Seller that become employed by Buyer on or after the Closing Date as Buyer, in its sole discretion, shall determine. Notwithstanding the forgoing, to the extent any Plan is assigned to Buyer, Buyer shall permit payment by the Plan of liabilities and obligations whenever arising.

         3.7 Mail Received After Closing. On or after the Closing, Buyer may receive and open all mail addressed to Seller and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Transferred Assets, Seller's Business or any of the Assumed Liabilities. Buyer agrees to deliver or to cause to be delivered to Seller all other mail received which is addressed to Seller and does not relate to the Transferred Assets, Seller's Business or the Assumed Liabilities.

         3.8 Access to Books and Records. Seller and Buyer agree that on and after the Closing Date each will permit the other and their respective representatives (including their counsel, accountants and auditors), during normal business hours, to have reasonable access to and examine and make copies (at the expense of the requesting party) of all books and records in their respective possession or the possession of any of their respective subsidiaries, if any, which books and records relate to Seller's Business prior to the Closing Date or to claims, obligations or liabilities for which Seller may be responsible under this Agreement (including, but not limited to, correspondence, memoranda, books of account, payroll records and the like).

         3.9 Proration of Lease Payments, Utility Charges and other Payments. In any case where the Closing Date shall fall on a date other than the date on which payments are due with respect to (i) any leases or (ii) utility or similar regular periodic charges respecting the Transferred Assets for which a final billing has not been requested by Seller, any installment of rental payments and any such utility or similar charge paid or payable with respect to the current period in which the Closing Date occurs shall be prorated between Seller and Buyer on the basis of the actual number of days elapsed from the Cutoff Date to the Closing Date.

         3.10 Proration of Taxes. All property taxes and special assessments payable but not yet due or paid but not yet fully accrued with respect to any of the Transferred Assets shall be prorated between Seller and Buyer on the basis of actual days elapsed between the commencement of the current fiscal tax year and the Cutoff Date, based on a 365-day year; provided, however, that all such assessments which Seller has agreed to pay on an installment basis shall be paid in full to the extent accrued at or prior to the Cutoff Date. In connection with such proration of taxes, in the event that actual tax figures for the year of Closing are not available at the Closing Date, an estimated, provisional proration of taxes shall be made using tax figures from the preceding year. When actual tax figures for the year of Closing become available, a corrected and definitive proration of taxes shall be promptly made. In the event that taxes for the year of Closing exceed the amount estimated in such provisional proration, Seller and Shareholders shall pay Buyer Seller's pro rata share of the amount by which the actual taxes exceeded the estimated taxes. Similarly, in the event that taxes from the year of Closing are less than the amount estimated in such provisional proration, Buyer shall pay Shareholders Seller's pro rata share of the amount by which the estimated taxes exceeded the actual taxes.

         4.       REPRESENTATIONS AND WARRANTIES BY SELLER AND SHAREHOLDERS.

         Except as is otherwise provided or noted in the disclosures and schedules attached hereto, Seller and Shareholders hereby jointly and severally represent and warrant the following:

         4.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State California. Seller is duly qualified or licensed as a foreign corporation in each jurisdiction in which the properties owned or leased by Seller or the nature of the business of Seller makes such qualification or licensing necessary, except those jurisdictions wherein the failure to so qualify could not have a materially adverse effect on Seller. Each state wherein Seller is qualified or licensed as a foreign corporation are set forth on Schedule 4.1 attached hereto. Seller has delivered to Buyer true and complete copies of Seller's Articles of Incorporation and all amendments thereto, certified by the Secretary of State of California and the Bylaws of Seller as presently in effect, certified as true and correct by Seller's Secretary.

         4.2 Authority. Seller has all requisite corporate power and authority to own its property, to conduct its business, to execute and deliver this Agreement and any instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement including, without limitation, the Bill of Sale, the Lease Assignments, Instruments of Assignment, and the Other Instruments (collectively the "Related Instruments") and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by Seller, and no other corporate act or proceeding on the part of Seller is necessary to authorize this Agreement or any of the Related Instruments or the transactions contemplated hereby or thereby. This Agreement is, and each of the Related Instruments, when executed and delivered to Buyer by Seller at the Closing, will be, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally. The consummation of the transactions contemplated by this Agreement and the

Related Instruments will not violate, breach or constitute a default under the Articles of Incorporation or Bylaws of Seller.

         4.3 No Violation. Neither the execution and delivery by Seller of this Agreement or any of the Related Instruments, nor the consummation by Seller of the transactions contemplated hereby or thereby, will violate any provision of the California Corporations Code, the Articles of Incorporation or Bylaws of Seller, or, except as set forth in Schedule 4.3 attached hereto, violate, or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Transferred Assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller may be bound or affected or to which any of the Transferred Assets may be subject, or violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority.

         4.4 Brokers. Seller has not employed any broker, agent or finder in connection with the purchase and sale transactions contemplated by this Agreement.

         4.5 Financial Statements; Undisclosed Liabilities.

                  (a) Seller has previously delivered to Buyer (i) the audited balance sheets of Seller as of December 31, 1997 and 1998, and the related statements of income and changes in financial position for the year then ended (such financial statements being collectively called the "Annual Financial Statements"). The Annual Financial Statements were prepared in accordance with the books and records of Seller and its subsidiaries and with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The Annual Financial Statements fairly present the financial position of Seller as of December 31, 1997 and 1998 and the results of operations and changes in financial position of Seller for the years ended December 31, 1997 and 1998. The Annual Financial Statements have been audited by Averett, Warmus, Durkee, Bauder & Thompson, independent public accountants.

         4.6 No Undisclosed Liabilities. There are no liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, which are material to Seller, except (i) those specifically described in the Schedules attached hereto including Schedule 4.6 hereof, and (ii) those arising in the ordinary course of business since January 1, 1999.

         4.7 Title to Property, Encumbrances. Seller has good and marketable title to all Transferred Assets (except the Leases, the Accounts Receivable and other Transferred Assets as specifically noted in Schedules) which it purports to own. Except as set forth in Schedule 4.7 attached hereto, all property and assets constituting Transferred Assets are free and clear of all Encumbrances, except liens for current taxes not yet due which have arisen only in the ordinary course of business and consistent with past practice.

         4.8 Plant, Machinery, Equipment and Vehicles. To the best of Seller's actual knowledge, set forth on Schedules 2.2(d), 2.2(e) and 2.2(f) are lists of each item of machinery, equipment, furniture and fixtures owned by Seller having a net cash value in excess of $1,000.00, indicating for each such item a description thereof. Except as set forth in Schedule 4.8 attached hereto, neither Seller nor any of its affiliates has received any notification from any Government body within the last three years that Seller is in violation of the applicable health, sanitation, fire, environmental, safety, zoning, building or other laws, ordinances or regulations in respect of its real property, plants, structures, properties, machinery, equipment, vehicles or operations, and, to the best knowledge of Seller and Shareholders, no such violation exists.

         4.9 Real Property. Schedule 2.2(a) contains an accurate description of all Real Property owned by Seller which is to be transferred to Buyer or leased by Seller under leases to which the Seller is a party which are to be assigned to Buyer, including the address of each property, together with a summary description of the buildings and improvements thereon, the name and address of each landlord where Seller is a tenant and of each tenant where Seller is a landlord, the expiration date of each lease, the monthly rent and additional rent payable under such lease and whether the consent of any other party to the lease is required to consummate the transaction contemplated hereby. True and complete copies of such leases and any amendments thereto have been furnished to Buyer prior to the date of this Agreement. Seller is not in default under any such lease and there is not, under any such lease, any event which, with notice and/or lapse of time would constitute a default by any party to any such lease. Seller is the owner of or is the tenant in good standing under a valid and effective lease with respect to all Real Property used by Seller in the operation of Seller's Business which is to be transferred or assigned to Buyer. To the best of Seller's actual knowledge, the Real Property is properly zoned for its present use by Seller under applicable zoning ordinances, and Seller has no knowledge of any pending or threatened action or proceeding which could result in a modification or termination of such zoning. Seller grants the leasehold estates free and clear of all mortgages, liens, claims, charges, security interests, encumbrances or other restrictions made or suffered by Seller which would materially affect the use for which they are held by Seller (other than any unperfected landlord's lien). Seller has not received notice that any of the Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best of Seller's knowledge, has any such condemnation, expiration or taking been proposed.

         4.10 Compliance with Applicable Law. Except as set forth in Schedule
4.10 attached hereto: (a) Seller is presently complying in all material respects with respect to its operations, practices, real property, plants, structures, machinery, equipment, vehicles and other property, and all other aspects of its business, with all applicable laws including, but not limited to, all Laws relating to the safe conduct of business, environmental protection and conservation, antitrust, taxes, consumer protection, currency exchange, equal opportunity, health, sanitation, fire, zoning, building, occupational safety, pension, securities, trademark and copyright; and (b) neither Seller nor any of its affiliates has received notification in the last three years of any asserted present or past failure to so comply. Except as described in Schedule 4.10, there has been no storage, generation, manufacture, refinement, transportation, production, treatment or disposal of solid wastes, toxic wastes or hazardous wastes or substances by Seller (or any of its predecessors in interest) at the real properties described on Schedule 2.2(a) attached hereto in violation of any applicable Law or Permit or which would require significant remedial action under any applicable Law or Permit. Except as described on Schedule 4.10, there has been no spill, discharge, leak, emission, injection, escape, dumping or any other release by Seller of any kind onto the real properties described on
Schedule 2.2(a) attached hereto or from such real properties into the environment surrounding such real properties of any solid wastes, toxic wastes or hazardous wastes or substances as such terms are defined under any Law.

         4.11 Taxes. Except as set forth in Schedule 4.11.

                  (a) Seller has (i) timely filed all returns required to be filed by it with respect of all Taxes, (ii) paid all Taxes shown to have become due pursuant to such returns and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received.

                  (b) All Tax returns filed by or on behalf of Seller have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the corporation filing the return.

                  (c) There are no Tax liens upon any of the Transferred Assets, except liens with respect to real property taxes not yet due, and Seller is not aware of any audit or other proceeding or investigation, or of any position taken on a Tax return of Seller which could give rise to a Tax lien upon any Transferred Assets.

                  (d) There are no agreements,, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Seller, nor are there any actions, suits, proceedings, investigations or claims now pending against Seller regarding any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against Seller.

                  (e) The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes or assessments against Seller or its properties.

         4.12 Employee Benefit Plans; ERISA. Except as set forth on Schedule 4.12, Seller does not maintain, administer or otherwise contribute to any "employee benefit plan", as defined in section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, (any such plan, copies of all of which, including all amendments thereto, have been heretofore made available to Buyer, being herein referred to as an "Employee Plan"). None of the Employee Plans is a "multi-employer plan" as defined in section 3(37) of ERISA, and Seller has not been obligated to make a contribution to any such Employee Plan within the past five years on behalf of any employee. Except as set forth on Schedule 4.12 and exclusive of any Employee Plan, Seller does not maintain any form of current or deferred compensation (other than base salary and base wages), bonus, incentive, compensation, profit sharing, stock option, stock appreciation right, separation pay, retirement, pension, salary continuation, group or individual health, dental, medical, life insurance, survivor benefit or similar plan, policy or arrangement for the benefit of any employee, whether active or retired, any class or classes of such employees (any such plan or arrangement, copies of all of which have been heretofore made available to Buyer, being herein referred to as a "Benefit Arrangement"). Except as set forth in Schedule 4.12, with respect to all Employee Plans and Benefit Arrangements, Seller is in compliance in all material respects with the terms of such plan or arrangement and with the requirements prescribed by any and all Laws currently in effect including, but not limited to, ERISA and the Code, applicable to such plans or arrangements. Each Employee Plan and each Benefit Arrangement may be terminated by the Seller at any time without any liability, cost or expense, other than costs and expenses that are customary in connection with the termination of such a plan or arrangement. Each Employee Plan intended to be qualified under section 401(a) of the Code has been determined by the Internal Revenue Service ("IRS") to be so qualified, or if not so qualified each such Employee Plan may still be amended within the remedial amendment period to cure any qualification defect to the extent permitted by applicable law, and each trust created thereunder which is intended to be exempt from federal income tax under the provisions of section 501(a) of the Code has been determined by the IRS to be so exempt and no fact or event has occurred since the date of such determination by the IRS to adversely effect the qualified status of any Employee Plan or the exempt status of any such trust. Buyer will incur no liability, cost or expense arising from, or with respect to, any Employee Plan or any Benefit Arrangement maintained, or contributed to, by the Seller. Except as set forth in Schedule 4.12, Seller has not failed to make any contribution to, or pay any amount due and owing as required by applicable law or by the terms of, any Employee Plan or Benefit Arrangement. Except as disclosed in Schedule 4.12, there is no pending or, to the knowledge of Seller and Shareholders, threatened legal action, proceeding or investigation against Seller or any Employee Plan or Benefit Arrangement with respect to the Employees, other than routine claims for benefits, which could result in liability to such plans or Seller. Except as disclosed in Schedule 4.12, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of separation pay or otherwise) becoming due from Seller to any current or former consultant or employee or result in the vesting, acceleration of payment or increase in the amount of any benefit payable to or in respect of any such current or former consultant or employee of Seller.

         4.13 Contracts and Commitments.

                  (a) Except as set forth in Schedule 2.2(i) or in other Schedules attached hereto:

                           (i) Seller is not a party to or bound by any
                  agreements, contracts or commitments which are material to the business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of Seller other than (A) the Leases listed in Schedule 2.2(a) and
                  (B) the Plans listed in Schedule 4.12;

                           (ii) Subject to obtaining any requisite consents of
                  third parties, the enforceability of the agreements, contracts and commitments referred to in subsection (a) of this Section
                  4.13 will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

                           (iii) No contracts or commitments of Seller relating
                  to its business are in excess of the normal, ordinary and usual requirements of its business or were entered into at any excessive price.

                           (iv) Neither Seller nor any affiliate of Seller is a
                  party to or bound by any outstanding agreements, arrangements or contracts with any of their respective officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that (A) are not cancellable by it on notice of not longer than 30 days and without liability, penalty or premium, (B) provide for the payment of any bonus or commission based on sales or earnings, or (C) provide for any bonus or other payment based on the sale of the' Transferred Assets or any portion thereof other than (1) the Leases listed on Schedule 2.2(a) and (2) the Plans listed on Schedule 4.12;

                           (v) Seller is not a party to or bound by any
                  employment agreement, consulting agreement or any other agreement that contains any severance or termination pay liabilities or obligations;

                           (vi) Seller is not in default under or in violation
                  of, nor, to the best knowledge of Seller and Shareholders, after due inquiry, is there any basis for any valid claim of default under or violation of, any material contract, agreement or commitment made or obligation and Seller has not knowingly waived any rights under any such contract, commitment or agreement so as to adversely affect the business or property of Seller;

                           (vii) Seller does not have (A) any indebtedness for
                  borrowed money or the deferred purchase price for property, including guarantees of, or agreements to acquire, any such indebtedness of others, or (B) any contract, commitment or arrangement for the borrowing of money or for a line of credit;

                           (viii) Neither Seller nor any of its officers,
                  directors, stockholders, affiliates or associates is a party to or bound by any agreement or arrangement for the sale of any of the Transferred Assets (other than in the ordinary course of business and consistent with past practice) or for the grant of any preferential rights to purchase any of the Transferred Assets;

                           (ix) Seller is not a party to or bound by any
                  contract, understanding or commitment, whether in the ordinary course of business or not, involving a present or future obligation to purchase or deliver goods or services of an amount or value in excess of $5,000.00 each or for a term in excess of one year;

                           (x) Seller is not a party to or bound by any
                  collective bargaining agreement or other contract or commitment to or with any labor union, employee representative or group of employees;

                           (xi) Seller is not a party to or bound by any
                  contract, agreement or commitment which restricts the ability of Seller to carry on its business anywhere in the United States; and

                           (xii) Seller is not a party to or bound by any joint
                  venture or partnership agreement.

                  (b) With respect to each contract and agreement listed on
         Schedule 2.2(i) attached hereto, except as set forth therein or in other Schedules, (A) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors, rights generally; (B) there have been no cancellations or threatened cancellations thereof nor outstanding material disputes thereunder; (C) neither Seller, nor, to the best knowledge of Seller and Shareholders, after due inquiry, any other party is in breach of any material provision thereof; and (D) there does not exist any material default under, or, to the best knowledge of Seller and Shareholders, any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of Seller or on the part of any other party thereto.

         4.14 Litigation. Except as set forth on Schedule 4.15 attached hereto, there are no suits, arbitrations, claims, actions, proceedings, investigations or inquiries in progress, pending, or, to the knowledge of Seller and Shareholders, threatened against or affecting Seller, the Transferred Assets or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Government Body; nor, to the knowledge of Seller and Shareholders, is there any valid basis for any such arbitration, claim, action, suit, proceeding, inquiry or investigation. Except as set forth in Schedule 4.15 attached hereto, no claim, action, suit, proceeding, inquiry or investigation set forth in Schedule 4.15 would, if adversely decided, have a material adverse effect on the business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of Seller's Business. Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a significant adverse effect on Seller's Business or on its ability to acquire any property for the use or benefit of Seller's Business or conduct Seller's Business.

         4.15 Insurance. Seller now has and has had for at least the past three years in full force and effect fire, liability, workers' compensation, personal injury, property damage to third parties and other insurance as set forth in
Schedule 4.16 attached hereto, in amounts and against such losses and risks as are therein set out, and valid policies for such insurance as is shown to be in effect on the date of this Agreement will be outstanding and duly in force on the Closing Date. Such policies are sufficient for compliance with all requirements of law and of all agreements with respect to the operation of Seller's Business as of the Closing Date; are valid, outstanding and enforceable policies as of the Closing Date; provide adequate insurance coverage for the Transferred Assets and the operations of Seller's Business as of the Closing Date; and the coverage provided thereby, with respect to any act or event occurring on or prior to the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement; provided Buyer complies with all such policies on and after the Closing Date. True and complete copies of all policies of insurance now in effect have been furnished to Buyer.

         4.16 Employees. Part I of Schedule 4.17 attached hereto lists all employees of Seller, together with their job titles, dates of employment, amounts of compensation paid within six months of Closing (including fringe benefits and federal and state income tax withholding) and all contracts with, and compensation practices regarding, such employees including, but not limited to (i) all salary, bonus, incentive compensation, profit sharing, pension, vacation, group insurance or employee welfare plans of any nature whatsoever, and (ii) all collective bargaining agreements and other contracts to or with any labor union, employee representative or group of employees. Except as set forth in Part B of Schedule 4.17, (a) Seller has for the past three years complied and is presently complying in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice; (b) there is no unfair labor practice charge or complaint against Seller pending or, to the best knowledge of Seller and Shareholders, threatened before the National Labor Relations Board nor is there any grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement pending and, to the best knowledge of Seller and Shareholders, no basis for any such charge, complaint or grievance exists; (c) there is no labor strike, slowdown or work stoppage actually pending or, to the best knowledge of Seller and Shareholders, threatened against Seller;
(d) Seller has not experienced any significant work stoppages or been a party to any proceedings before the National Labor Relations Board involving any significant issues for the past three years or been a party to any arbitration proceeding arising out of or under any collective bargaining agreement for the past three years; and (e) there is no charge or complaint actually pending or, to the best knowledge of Seller and Shareholders, threatened against Seller before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency of similar jurisdiction. Employment of all persons employed by Seller is terminable at will without any penalty or severance obligation of any kind on the part of Seller. All sums due for employee compensation and benefits and all vacation time owing to any employee of Seller has been duly and adequately accrued on the accounting records of Seller. All employees of Seller are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws.

         4.17 Permits, Licenses, Etc. There are no permits, licenses, franchises, orders, certificates, consents, authorizations or approvals of governmental or administrative authorities required to permit Seller to carry on Seller's Business as presently conducted (including, without limitation, those required under federal, state or local laws or regulations relating to pollution or protection of the environment) other than the Permits which are described in
Schedule 2.2(1). Schedule 2.2(1) indicates those Permits listed thereon which are assignable to Buyer without the consent of the issuers thereof. To the knowledge of Seller and Shareholders, the conduct by Seller of Seller's Business does not violate or, infringe, and does not cause a default under, any of the Permits, and Seller has not received any written notification of any threatened suspension or cancellation of any of the Permits which might be reasonably expected to have a material adverse effect on Seller's Business.

         4.18 Assets Necessary to Business. The Transferred Assets constitute substantially all of the assets, properties, licenses and other agreements which are presently being used or are reasonably related to the business and operations of Seller's Business as presently conducted and include all assets, properties, licenses and other agreements reasonably necessary to permit the conduct of Seller's Business in the same manner as such business has been conducted prior to the date hereof.

         4.19 Inventory. Seller's inventory of Pipeline Loans on the Closing Date shall consist of substantially the same types of inventory as that reflected on Schedule 2.2(g) attached hereto and shall vary from that reflected on Schedule 2.2(g) only by variances typical in the ordinary course of Seller's Business. The inventory of Seller as reflected on Schedule 2.2(g), and the inventory as the same shall exist on the Cutoff Date, consisted, and will consist, of Pipeline Loans, substantially all of which were and will be of the usual quality and quantity necessary for the normal conduct of

Seller's Business and such quantity thereof will be reasonably expected to be closed within a reasonable period of time in the ordinary course of Seller's Business consistent with the business experience of Seller during the past 24 months. Seller's credit policy, underwriting standards, and procedures with respect to Pipeline Loans is attached hereto as Schedule 4.19. Seller represents and warrants that the Pipeline Loans have and are being underwritten and processed in accordance with such credit policy and underwriting standards.

         4.20 Accounts Receivable. Other than those accounts receivable listed on Schedule 2.2(c) attached hereto, all accounts receivable of Seller included in the Transferred Assets, represent receivables created in the ordinary course of business, are not subject to any defense or offset, and are current and collectible net of any reserves shown in Schedule 2.2(c) ("Receivables"). To the best knowledge of Seller and Shareholders, each of the accounts receivable either has been collected in full or will be collected in full, without any setoff within 160 days of the due date thereof.

         4.21 Books and Records. For all periods preceding December 31, 1998, Seller maintains its books, records and accounts (including, but not limited to, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect accurately and fairly the transactions and dispositions of its assets, liabilities and equities.

         4.22 Recent Actions. Except as and to the extent set forth in Schedule
4.23 attached hereto, since September 22, 1999:

                  (a) no material adverse change has occurred in the business, operations, prospects or condition (financial or otherwise) of Seller or in the prospects or condition of the Transferred Assets or Seller's Business nor has there occurred any event which has had or reasonably could be expected to have a material adverse effect on any of the foregoing;

                  (b) Seller has not experienced any material decrease in any of the Transferred Assets;

                  *(c) Seller has not incurred any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), except nonmaterial items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $1,000.00 (counting liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (d) Seller has not paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of its business and consistent with its past practice;

                  (e) Seller has not permitted, allowed or suffered any of its property or assets (tangible or intangible) to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, other than liens or encumbrances specifically permitted pursuant to
         Section 4.7 hereof;

                  (f) Seller has not written down or written up the value of any inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-downs and write-ups in the ordinary course of business, consistent with past practice, in accordance with generally accepted accounting principles consistently applied;

                  (g) Seller has not canceled any material indebtedness (individually or in the aggregate) owing to it or waived any claims or rights of substantial value;

                  (h) Seller has not sold, transferred or otherwise disposed of any of its property or assets (tangible or intangible) except in the ordinary course of business and consistent with past practice;

                  (i) Seller has not disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor;

                  (j) Seller has not granted any general increase in the compensation of officers or employees (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing retirement or other plan or commitment) or any increase in any compensation payable to or to become payable to any officer or employee (other than any increases resulting from employee promotions), and no such increase is customary on a periodic basis or required by any agreement or understanding;

                  (k) Seller has not provided for any distribution, loan or advance of any nature whatsoever to any affiliate of Seller;

                  (l) Seller has not entered into any collective bargaining or labor agreement, or experienced any material labor dispute or difficulty;

                  *(m) Seller has not made any single capital expenditure or commitment in excess of $5,000.00 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $5,000.00 for additions to property, plant, equipment, or for any other purpose;

                  (n) Seller has not made any change in any method of accounting or accounting practice or policy;

                  *(o) Seller has not suffered any casualty loss in excess of $5,000.00 (whether or not insured against) or suffered aggregate casualty losses in excess of $5,000.00 (whether or not insured against); or

                  (p) except as contemplated by this Agreement all actions of Seller with respect to the Transferred Assets have been taken in the ordinary course of business consistent with prior practice.

         4.23 Bank Accounts; Powers of Attorney. Each checking or other draft account maintained by Seller with any bank or other financial institution has a positive cash balance.

         4.24 Dividends and Other Distributions. Since June 30, 1999, Seller has not declared or paid any dividends on, purchased or made any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of Seller, or made any other distribution in respect thereof, either directly or indirectly, whether in cash, property or obligations of Seller.

         4.25 Suppliers and Customers. To the best knowledge of Seller, the relationships of Seller with its suppliers and customers are satisfactory. No material customer or supplier has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with Seller, or to materially decrease its services to Seller or its usage of the services of Seller.

         4.26 Affiliated Transactions. Since June 30, 1999, Seller has not paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (tangible or intangible) to, or entered into any agreement or arrangement with, any of the officers, directors or stockholders of Seller or any of its affiliates, except for compensation to officers at rates not exceeding the rates of compensation paid during the fiscal year ended December 31, 1998, and routine travel advances to officers and employees.

         4.27 Consents. No consent, approval, license, permit or authorization or order of or with any court, governmental body or other person is required in connection with the execution and delivery of this Agreement by Seller or the consummation of the transactions contemplated herein.

         4.28 Full Disclosure. As of the Closing Date, no representation or warranty of Seller and Shareholders made in this Agreement, nor any written statement furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which adversely affects the Transferred Assets or Seller's title to the

Transferred Assets or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. Each of the schedules attached hereto is a true, complete and accurate list or description, as appropriate, of the items purported to be listed or described thereon. Seller and Shareholders have not withheld, and Seller and Shareholders will not withhold, from Buyer knowledge of any events, conditions or facts which may affect the Transferred Assets, this Agreement or the transactions contemplated hereby.

         4.29 Shareholders as Accredited Investors. Each Shareholder is an "accredited investor" as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933, as amended.

         5.       REPRESENTATIONS AND WARRANTIES BY BUYER.

         Buyer hereby represents and warrants the following:

         5.1 Organization and Good Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State Delaware. Buyer is duly qualified or licensed as a foreign corporation in each jurisdiction in which the properties owned or leased by Buyer or the nature of the business of Buyer makes such qualification or licensing necessary, except those jurisdictions wherein the failure to so qualify could not have a materially adverse effect on Buyer.

         5.2 Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally. The consummation of the transactions contemplated by this Agreement will not violate, breach or constitute a default under, any provisions of the Certificate of Incorporation or Bylaws of Buyer.

         5.3 Consents. No consent, approval, license, permit or authorization or order of or with any court, governmental body or other person is required in connection with the execution and delivery of this Agreement by Buyer or the consummation of the transactions contemplated herein.

         5.4 Full Disclosure. No representation or warranty of Buyer made in this Agreement, nor any written statement furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby (including, without limitation, Buyer's Confidential Private Placement Memorandum, dated June 21, 1999, offering up to 4,500,000 shares of Buyer Common Stock for cash Supplement Number One thereto, dated September ___, 1999,), Buyer's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, and Buyer's Quarterly Report on Form 10-Q for the period ended June 30, 1999 (together, "Buyer's Disclosure Documents"), copies of which have heretofore been delivered by Buyer to Seller and Shareholders) contains or will contain any untrue statement of a material fact which affects the business or financial condition of Buyer, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

         5.5 Brokers. Buyer has not employed any broker, agent or finder in connection with any transaction contemplated by this Agreement.

         6.       AGREEMENTS BY SELLER AND SHAREHOLDERS.

         6.1 Actions Pending Closing. Except to the extent consented to in writing by Buyer, Seller and Shareholders agree that pending the Closing, Seller will conduct its business, operations, activities and practices only in the ordinary course of business, and consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to the Closing, Seller shall not:

                  (a) fail to maintain its corporate existence nor institute proceedings for its merger, consolidation or dissolution;

                  (b) other than in the ordinary course of business, incur any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) except nonmaterial items incurred in the ordinary course of business and consistent with past practice, none of which shall exceed $1,000.00 (counting liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increase or change any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (c) other than in the ordinary course of business, permit, allow or suffer any of its properties or assets (tangible or intangible) to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, other than liens or encumbrances specifically referred to or permitted under Section 4.7 hereof;

                  (d) other than in the ordinary course of business, write down or write up the value of any inventory (including write-downs by reason of shrinkage), determine as collectible any notes or accounts receivable or any portion thereof which was previously considered uncollectible, or write off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-downs and write-ups in the ordinary course of business, consistent with past practice, in accordance with generally accepted accounting principles consistently applied;

                  (e) cancel any debts or waive any claims or rights of substantial value;

                  (f) sell, transfer or otherwise dispose of any of its property or assets (tangible or intangible) except in the ordinary course of business and consistent with past practice;

                  (g) grant any general increase in the compensation of officers or employees (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), or any increase in any compensation payable or to become payable to any officer or employee, except for increases for employees (other than officers and other management employees) in the ordinary course of business and consistent with past practice;

                  (h) other than in the ordinary course of business, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (tangible or intangible) to, or enter into any agreement or arrangements with, any of the officers, directors or stockholders of Seller, or any of their respective affiliates, except for routine travel advances to officers and employees;

                  (i) provide for any distribution, loan or advance of any nature whatsoever to any affiliate or stockholder of Seller;

                  (j) enter into any collective bargaining or labor agreement;

                  (k) make any single capital expenditure or commitment in excess of $5,000.00 for additions to property, plant, equipment or intangible capital assets or for any other purpose (other than commitments for Pipeline Loans in the ordinary course of business) or make aggregate capital expenditures or excluding loan commitments in excess of $5,000.00 for additions to property, plant, equipment or for any other purpose;

                  (l) make any change in any method of accounting or accounting practice or policy;

                  (m) other than in the ordinary course of business, enter into any agreement, contract or commitment of the type required to be disclosed pursuant to Section 4.13 hereof;

                  (n) other than in the ordinary course of business, terminate or amend in any material respect any contract, lease, license, or other agreement to which it is a party;

                  (o) permit any option to renew any lease or any option to purchase any property to expire or exercise any such option;

                  (p) omit to do any act, or permit any act or omission to act, which may cause a material breach of any contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by Seller or Shareholders herein;

                  (q) fail to maintain the insurance policies or coverage relating to the Transferred Assets;

                  (r) fail to use such efforts as are consistent with prior practices to keep the business and business organization of Seller intact, to maintain, preserve and protect the property used to conduct the business of Seller, to keep available the services of their employees, and to preserve the good will of suppliers, customers, creditors and others having business relations with Seller;

                  (s) fail to promptly notify Buyer of any lawsuits, claims, proceedings or investigations which are threatened or commenced against Seller, or any employee of Seller between the date of this Agreement and the Closing Date which may affect the Transferred Assets;

                  (t) except in the ordinary course of business, incur any bank or institutional indebtedness;

                  (u) make any dividend, bonus payments, loans, distributions, or other extraordinary payments of any kind, including special payments to pay personal indebtedness of Seller's officers, director or their affiliates, except for current salaries; or

                  (v) agree, whether in writing or otherwise, to do any of the foregoing.

         6.2 Supplying of Information. Seller and Shareholders shall promptly furnish to Buyer or its representatives, from time to time as reasonably requested by Buyer, complete and accurate information in cooperation with any audit, review, investigation or examination of the books and records, accounts, contracts, properties, assets, operations and facilities of Seller. In connection therewith, Seller shall direct and authorize its accountants to make available to Buyer and its accountants all working papers reasonably requested by Buyer. Prior to Closing, Seller and Shareholders shall supply to Buyer full and adequate information and data as reasonably requested by Buyer in order to be assured that Seller has the right and power to transfer the Transferred Assets to Buyer, free and clear of any liens, claims, encumbrances or judgments. Any Schedule which is not attached hereto at the time that Buyer executes this Agreement shall not be subsequently attached hereto or incorporated herein unless such Schedule is acceptable to Buyer.

         6.3 Consents. Seller and Shareholders shall use their best efforts to obtain prior to the Closing all consents necessary or advisable, in the opinion of Buyer and its counsel, in connection with the consummation of the transactions contemplated hereby including, without limitation, (a) the consent of each lessor of real or personal property leased by Seller included in the Transferred Assets to the assignment of Seller's interest under the Leases to Buyer at the Closing in consideration of the assumption of Seller's liability thereunder by Buyer; (b) each of the leases, contracts, agreements, arrangements, commitments and understandings (whether written or oral) including, but not limited to, all franchises, leases, security deposits and options under leases, supply contracts, purchase contracts, service contracts and confidentiality agreements, to which Seller is a party including, but not limited to, those listed or referred to on Schedule 2.2(i), and (c) each of the other consents, approvals, licenses, permits and authorizations (and the declarations, filings and registrations) listed or referred to on Schedule 2.2(l). All such consents shall be in writing and in form and substance satisfactory to Buyer and Buyer's counsel and executed counterparts thereof shall be delivered to Buyer promptly after receipt thereof by Seller but in no event later than the Closing. Buyer agrees to assist and cooperate with Seller in obtaining such consents including, without limitation, by way of furnishing financial and other information as may reasonably be requested by Seller or any lessor or other third party.

         6.4 Other Transactions. Prior to the Closing, neither Seller nor Shareholders shall, or shall Seller permit any of its officers, directors, stockholders or other representatives to, (i) directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any corporation, partnership, person, or other entity or group (other than Buyer and its representatives) concerning any merger, sale of securities, sale of substantial assets, investment proposals or similar transaction involving Seller, (ii) entertain or discuss any acquisition or investment proposals arising either from parties who previously expressed an interest in Seller or from any unsolicited sources, (iii) disclose to any third party any non-published information concerning Seller, Seller's Business or its financial condition, or (iv) withdraw Seller's intention to sell the Transferred Assets to Buyer.

         6.5 Supplemental Disclosure. Seller and Shareholders shall have the continuing obligation to promptly supplement or amend all Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by Buyer.

         6.6 Discharge of Liens. Seller shall cause all mortgages, liens, security interests, claims, charges and other encumbrances on any real or personal property owned or leased by Seller which is included in the Transferred Assets (other than those permitted by Section 4.7 hereof or those expressly assumed by Buyer hereunder) to be terminated or otherwise discharged at or prior to the Closing.

         6.7 Employees. Prior to the Closing, Seller will not terminate without good business reasons, lay off or transfer any of its employees without the written consent of Buyer. Seller shall take all necessary action to terminate its employment relationship with each of its employees effective as of the Closing Date. However, Seller shall use its reasonable efforts to preserve intact the availability of the employees so as to permit Buyer the opportunity to hire such of those employees as Buyer desires, effective upon the Closing Date. Seller will do nothing to dissuade any of the employees from accepting employment with Buyer after the Closing.

         6.8 Name Change. On the Closing Date, Seller will change its their corporate name so that it is not similar to its current corporate name and will terminate all of its assumed name filings.

         6.9 Shareholder Approval. Seller shall submit a proposal to Shareholders to approve and authorize the sale to Buyer of the Transferred Assets as herein provided and the amendment of the Articles of Incorporation of Seller to change its name in accordance with Section 6.9 hereof. Seller will do all things necessary and proper to obtain the approval and authorization of this Agreement and the carrying out of the provisions hereof.

         6.10 Damage or Destruction. If a material amount of the Transferred Assets shall be damaged or destroyed by fire or other cause prior to the time of Closing, Seller shall immediately notify Buyer and furnish to Buyer a written statement of the amount of insurance, if any, payable on account thereof. In the event of such damage or destruction, Buyer may elect (i) to require that Seller restore or replace the Transferred Assets to their condition on the date of this Agreement, or (ii) to cancel, without liability to Buyer or Seller, the transactions contemplated hereby.

         6.11 Taxes. Seller shall be responsible for and shall promptly cause to be paid when due the following taxes and interest and penalties thereon:

                  (a) All federal, state and local taxes (including, but not limited to, any reserve for Taxes accrued on Seller's books) attributable to income or other gain accrued, earned or otherwise generated by Seller for all time periods up to and including the Cutoff Date;

                  (b) All real and personal property taxes accrued and allocable to the Transferred Assets for all time periods up to and including the Cutoff Date.

         6.12 Employee Benefit Matters. Seller shall take appropriate action to terminate the 401(k) Plan (the "Plan") prior to the Closing Date and shall submit the Plan to the Internal Revenue Service as soon as administratively practicable thereafter, but in no event later than 90 days after the Closing Date for the purpose of requesting a favorable determination regarding the tax qualified status of the Plan in connection with its termination.

         7.       CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE.

         The obligation of Buyer to close shall be subject to the following conditions precedent:

         7.1 Fulfillment of Covenants. Seller and Shareholders shall have performed and complied in all material respects with all covenants, obligations and agreements required by this Agreement to be so performed or complied with by it or them at or prior to the Closing, and Seller shall deliver to Buyer a certificate dated as of the Closing Date executed by the President or any Vice President of Seller so stating.

         7.2 Corporate Approval. Buyer shall have received a certified copy of the resolutions of the Shareholders and Board of Directors of Seller, certified by its Secretary or an Assistant Secretary, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

         7.3 Representations and Warranties. The representations and warranties of Seller and Shareholders contained in this Agreement shall be complete and accurate on the date when made and shall also be accurate in all such respects on the Closing Date to the same extent as if made on such date, except for any changes expressly permitted by the terms of this Agreement. Seller shall deliver to Buyer a certificate dated as of the Closing Date executed by the President or any Vice President of Seller stating that such representations and warranties are true, correct and accurate to the same extent as if made on the Closing Date, except for any changes expressly permitted by the terms of this Agreement, and that all conditions precedent to Closing to be performed by Seller shall have been performed.

         7.4 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree which (a) restrains or prohibits the consummation of the transactions contemplated hereby, (b) might have a material adverse effect on Buyer's ability to exercise control over or manage Seller's Business after the Closing, (c) might have a material adverse effect on Buyer or any of its affiliates or (d) might have a material adverse effect on the Transferred Assets or on the business, operations, condition (financial or otherwise), liabilities, assets, earnings or prospects of Seller's Business.

         7.5 No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

         7.6 Opinion of Seller's Counsel. Buyer shall have received an opinion of Charles T. Collett, APC, counsel to Seller, dated the Closing Date, in substantially the form of Exhibit C hereto.

         7.7 Documents. The Related Instruments and all other documents to be delivered by Seller to Buyer at the Closing shall be in form and substance satisfactory to Buyer.

         7.8 Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained which are necessary, in the opinion of counsel to Buyer, in connection with (a) the execution and delivery by Seller of this Agreement or the Related Instruments, (b) the consummation by Seller of the transactions contemplated hereby or thereby, (c) the ownership or leasing and operation by Buyer of the Transferred Assets or (d) the conduct by Buyer of Seller's Business as previously conducted on the date hereof.

         7.9 Liens Discharged. The mortgages, liens, security interests, claims, charges and other encumbrances referred to in Section 6.7 hereof shall have been terminated or otherwise discharged.

         7.10 Liabilities Other Than Assumed Liabilities. Seller shall have paid or shall have made provision in form and substance satisfactory to Buyer for the payment of all liabilities of Seller not constituting Assumed Liabilities.

         7.11 Certificates. Buyer shall have received such certificates of officers of Seller and public officials as Buyer may reasonably request to assure itself that the representations and warranties of Seller contained herein are true at and as of the Closing Date and that the other conditions to Buyer's obligations hereunder have been satisfied.

         7.12 Estoppel Certificates. Seller shall have delivered to Buyer Estoppel Certificates in the form of Exhibit E hereto from lessor under each of the real property leases listed on Schedule 2.2(a).

         7.13 No Material Adverse Change. From the date of this Agreement through the Closing Date, no material adverse change in Seller's business, prospects, financial results or financial condition shall have occurred.

         7.14 Shareholder Questionnaire and Representation Agreement. Buyer shall have received a duly completed copy of the Shareholder Questionnaire and Representation Agreement attached hereto as Annex III verifying that each Shareholder is an accredited investor under Regulation D adopted pursuant to the Securities Act of 1933.

         7.15 Other Matters. Buyer shall have received copies of such other documents, certificates, approvals, opinions, surveys, waivers and amendments as Buyer and its counsel may reasonably require.

         8. CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER AND SHAREHOLDERS TO CLOSE.

         The obligation of Seller and Shareholders to close shall be subject to the following conditions precedent:

         8.1 Fulfillment of Covenants. Buyer shall have performed and complied in all material respects with all of its covenants, obligations and agreements required by this Agreement to be so performed or complied with by it at or prior to Closing, and Buyer shall deliver to Seller a certificate dated as of the Closing Date executed by the President or any Vice President of Buyer so stating.

         8.2 Corporate Approval. Seller shall have received a certified copy of the resolutions of the Board of Directors of Buyer, certified by its Secretary or an Assistant Secretary, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

         8.3 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true, correct and accurate on the date when made and shall also be accurate in such respects on the Closing Date to the same extent as if made on such date, except for any changes expressly permitted by the terms of this Agreement. Buyer shall deliver to Seller a certificate dated as of the Closing Date executed by the President or any Vice President of Buyer stating that such representations and warranties are true, correct and accurate to the same extent and as if made on the Closing Date, except for any changes expressly permitted by the terms of this Agreement, and that all conditions precedent to Closing to be performed by Buyer shall have been performed.

         8.4 No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided.

         8.5 Opinion of Buyer's Counsel. Seller shall have received an opinion from Gardere & Wynne, L.L.P., counsel to Buyer, dated the Closing Date, in substantially the form of Exhibit F hereto.

         8.6 Other Matters. Seller shall have received copies of such other documents, certificates, approvals, opinions, waivers and amendments a s Seller and its counsel may reasonably require.

         9. TERMINATION OF AGREEMENT

         9.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual agreement of Seller and Buyer;

                  (b) by Buyer, if any of the conditions provided for in Article 7 of this Agreement shall not have been met and shall not been waived in writing by Buyer prior to such date;

                  (c) by Buyer, if any event contemplated by Section 6.11 (Damage or Destruction provisions) hereof shall have occurred; or

                  (d) by Seller, if any of the conditions provided for in
         Article 8 of this Agreement have not been met and have not been waived in writing by Seller prior to such date.

         9.2 Procedure Upon Termination. In the event of termination by Seller or Buyer, or by Seller and Buyer, pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given to the other party or parties and the transactions contemplated by this Agreement shall be terminated, without further action by either party or parties. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (a) Each of Seller and Buyer shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                  (b) such termination shall not in any way limit or restrict the rights and remedies of any party hereto against any other party which has willfully breached any of the agreements or other provisions of this Agreement prior to termination hereof.

         10. INDEMNIFICATION. Need to discuss basket to exclude payroll, 401-k, title, etc.

         10.1 Survival of Representations. All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be true, complete and correct as of the date hereof and at and as of the Closing Date as though such representations, warranties, covenants and agreements were made at and as of the Closing Date. Each representation, warranty covenant and agreement shall survive the Closing hereunder and any investigation made by or on behalf of any party hereto.

         10.2 Statements as Representations. All financial statements contained herein and the financial statements referred to in Section 4.5 hereof, the Schedules and all officers' certificates delivered pursuant to this Agreement shall be deemed representations and warranties within the meaning of Sections 4.29, 7.3, 8.3 and 10.1 hereof.

         10.3 Seller's Agreement to Indemnify. Subject to the terms and conditions of this Article 10, Seller and Shareholders agree, jointly and severally, to indemnify, defend and hold harmless the Buyer Group, at any time after consummation of the Closing, from and against all Damages, asserted against, resulting to, imposed upon or incurred by the Buyer Group or any member thereof, directly or indirectly, by reason of or resulting from (a) liabilities, obligations or claims of or against Seller or any affiliate or subsidiary of Seller (whether absolute, accrued, contingent or otherwise) existing as of the Closing Date or arising out of facts, conditions or circumstances occurring at or prior thereto (excluding the Assumed Liabilities), whether or not such liabilities, obligations or claims were known at the time of the Closing; (b) a breach of any representation, warranty or agreement of Seller or Shareholders contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach; (c) any Taxes or related claim asserted against Buyer

Group or any member thereof relating to the operations or properties of Seller's Business or the Transferred Assets with respect to any period ending on or prior to or including the Closing Date; (d) any actual or alleged pollution or threat to the environment relating to Seller's Business to the extent that such actual or alleged pollution or threat to the environment is related in any way to facts, conditions or circumstances that occurred or existed on or prior to the Closing Date including, but not limited to, (i) Damages resulting from any noncompliance with the environmental Laws, (ii) any action to bring Seller's Business into such compliance or (iii) any other Damages imposed pursuant the environmental Laws; (e) any real property transfer or gains Taxes and all other Taxes which may be due as a result of the sale contemplated by this Agreement (including, but not limited to, Taxes payable by Seller, the Shareholders or any affiliate pursuant to Section 1445 of the Code); (f) any failure to comply with any "bulk sales" laws applicable to the transactions contemplated hereby (except any liability arising solely from Buyer's failure to pay or discharge any Assumed Liability); and (g) any claims or liability for brokerage commissions or finder's fees received by reason of any action taken by Seller (collectively, "Buyer Claims"); provided, however, Seller shall have no liability to indemnify Buyer for Damages until the extent of such damages is determined to be in excess of $50,000.00 on a cumulative basis and then only to the extent of such excess; and provided further, however, that said threshold shall not apply in respect to any of the liabilities disclosed in Section 4.6 hereof.

         10.4 Buyer's Agreement to Indemnify. Subject to the terms and conditions of this Article 10, Buyer agrees, to indemnify, defend and hold harmless Seller and Shareholders, at any time after consummation of the Closing, from and against all Damages, asserted against, resulting to, imposed upon or incurred by Seller or Shareholders, directly or indirectly, by reason of or resulting from (a) the Assumed Liabilities (whether absolute, accrued, contingent or otherwise); (b) acts of omissions of Buyer in respect to the Transferred Assets or business conducted in respect to the Transferred Assets following the Cutoff Date, (c) a breach of any representation, warranty or agreement of Buyer contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach; (d) any Taxes or related claim asserted against Seller or Shareholders relating to the operations or properties of the Transferred Assets with respect to any period ending after Closing Date; or (e) any claims or liability for brokerage commissions or finder's fees received by reason of any action taken by Buyer (collectively, "Seller Claims").

         10.5 Procedures for Resolution and Payment of Claims for
Indemnification.

                  (a) If a person or entity entitled to be indemnified under this Article 10 (the "Indemnitee") shall incur any Damages or determine that it is likely to incur any Damages including, without limitation, claims by third parties described in Section 10.4(d) hereof, and believes that it is entitled to be indemnified against such Damages by a party hereunder (the "Indemnitor"), such Indemnitee shall deliver to the Indemnitor a certificate (an "Indemnitee's Certificate") signed by the Indemnitee, which Indemnitee's Certificate shall:

                        (i) state that the Indemnitee has paid or properly
                  accrued damages, or anticipates that it will incur liability for Damages for which such Indemnitee is entitled to indemnification pursuant to this Agreement; and

                       (ii) specify in reasonable detail each individual item of
                  Damages included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and basis upon which the claim for indemnification is being made and the computation of the amount to which such Indemnitee claims to be entitled hereunder.

                  In addition thereto, the Indemnitee shall make available to the Indemnitor, all documents, writings, records and other information reasonably available to the Indemnitee pertaining to the matter giving rise to the Damages.

                  (b) In case the Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Indemnitee's Certificate, the Indemnitor shall within 30 days after receipt by the Indemnitor of such Indemnitee's Certificate deliver to the Indemnitee a written notice to such effect and the Indemnitor and the Indemnitee shall, within the 30-day period beginning on the date of receipt by the Indemnitee of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitee and the Indemnitor shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor shall promptly prepare and sign a memorandum setting forth such agreement. Should Indemnitee and Indemnitor be unable to agree as to any particular item or items or amount or amounts, then Indemnitee and the Indemnitor shall select a mutually agreeably arbitrator to settle such disputed item or claims and the amounts thereof and the decision of the arbitrator shall be binding on Indemnitee and the Indemnitor. In the event that an arbitrator cannot be mutually agreed upon, such arbitrator shall be selected in accordance with the rules of the American Arbitration Association. Venue for any such proceeding shall be in Dallas, Texas. The opinion of the arbitrator shall be made in writing and mailed to Indemnitee and to the Indemnitor. The arbitrator so selected shall proceed in accordance with the rules of the American Arbitration Association and the costs of such arbitration, including the fees of the arbitrator, shall be paid in accordance with the decision of the arbitrator, provided that the arbitrator shall assess all costs against any party if he finds such party did not act in good faith.

                  (c) Claims for Damages specified in any Indemnitee's Certificate to which an Indemnitor shall not object in writing, claims for Damages covered by a memorandum of agreement of the nature described in Section 10.4(b), claims for Damages the validity and amount of which have been the subject of arbitration as described in
         Section 10.4(b) and claims for Damages the validity and amount of which shall have been the subject of a final judicial determination are hereinafter referred to, collectively, as "Agreed Claims".

                  (d) Promptly after the assertion by any third party of any claim against any Indemnitee that, in the judgment of such Indemnitee, may result in the incurrence by such Indemnitee of Damages for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the Indemnitor a written notice describing in reasonable detail such claim and such Indemnitor may, at its option, assume the defense of the Indemnitee against such claim (including the employment of counsel, who shall be satisfactory to such Indemnitee, and the payment of expenses). Failure to receive notice from Indemnitee shall not relieve Indemnitor of any liability which it might otherwise have to Indemnitee under Section 10.3 hereof, unless such notice was not sent by the Indemnitee and the lack of such notice results in prejudice to the Indemnitor. Any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereto, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized by the Indemnitor, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and Indemnitor and such Indemnitee shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Indemnitor. If the Indemnitor, within a reasonable time after notice of any such third party claim, fails to defend the Indemnitee against which such claim has been asserted, the Indemnitee shall (upon further notice to Indemnitor) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnitor subject to the right of the Indemnitor to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. Except as otherwise herein provided, no Indemnitor shall be liable to indemnify any Indemnitee for any settlement of any such action or claim effected without the consent of the Indemnitor but if settled with the written consent of the Indemnitor, or if there be a final judgment for the plaintiff or claimant in any such action, the Indemnitor shall indemnify and hold harmless each Indemnitee from and against any loss or liability by reason of such settlement or judgment.

                  (e) Anything in this Section 10.4 to the contrary notwithstanding, (i) if there is a reasonable probability that a third party claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, the Indemnitee shall have the right, at its own cost and expense, to defend, compromise or settle such claim; provided, however, that if such claim is settled without the Indemnitor's consent (which consent shall not be unreasonably withheld), the Indemnitee shall be deemed to have waived all rights hereunder against the Indemnitor for money damages arising out of such claim, and (ii) the Indemnitor shall not, without the written consent of the Indemnitee, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee a release from all liability in respect to such claim.

                  (f) At Buyer's option, any or all of the amount of any Agreed Claims owing to Buyer by Seller may be recovered by an offset by Buyer against amounts owing to Seller under Section 3.1(c) hereof; provided, however, nothing herein is intended to limit Seller's liability with respect to such Agreed Claims and Buyer may collect such amounts from Seller instead of exercising its option to offset. Upon the election by Buyer to recover any amount of an Agreed Claim by offset, Buyer shall so notify Seller in writing. The use or failure to use the procedures provided for in this Section 10.4(f) shall not preclude or waive any other remedy available to Buyer.

         10.6 Remedies Cumulative. Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

         11. MISCELLANEOUS.

         11.1 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

                  (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

                  (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         11.2 Relief. Seller acknowledges and agrees that in view of the uniqueness of Seller's Business damages at law would be insufficient for breach of any of their covenants in this Agreement. Accordingly, Seller agrees that in the event of a breach or threatened breach by Seller of any such provisions, Buyer shall be entitled to equitable relief in the form of an injunction to prevent irreparable injury. Nothing herein shall be construed as prohibiting Buyer from pursuing any remedies, including damages, for breach or threatened breach of this Agreement.

         11.3 Further Assurances. Each party hereto shall, from time to time after the Closing, at the request of any other party hereto and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer and assumption, and take such other actions, as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

         11.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or by cable, telex, telegram or facsimile transmission, or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three business days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

         If to Buyer:                  StarNet Financial, Inc.
                                       17000 Preston Road
                                       Suite 350
                                       Dallas, Texas  75248
                                       Attention: Daniel L. Jackson
                                       Facsimile number:  972-239-2939


         With a copy which shall
         not constitute notice to:     Gardere & Wynne, L.L.P.
                                       1601 Elm Street
                                       3000 Thanksgiving Tower
                                       Dallas, Texas 75201
                                       Attention: I. Bobby Majumder
                                       Facsimile number:  214-999-4667


         If to Kenneth F. Urbanus:     Kenneth F. Urbanus
                                       17320 Red Hill Avenue, Suite 250
                                       Irvine, California 92614

         If to Alanna Urbanus:         Alanna Urbanus
                                       38 Bridgeport
                                       Newport Coast, California 92657

         If to Denise Skoveth:         Denise Skoveth
                                       3620 Nelson Place
                                       Fullerton, California 92635

         If to Mary Lee Hill:          Mary Lee Hill
                                       30352 Via Festivo
                                       San Juan Capistrano, California 92675

         With a copy which shall
         not constitute notice to:     Attorneys, Address

         If to Seller:                 Occidental Mortgage Corporation
                                       17320 Red Hill Avenue, Suite 250
                                       Irvine, California 92614-5644
                                       Attention: Kenneth F. Urbanus
                                       Facsimile: 949-475-6054


         With a copy which shall
         not constitute notice to:     Charles T. Collett, APC
                                       4675 MacArthur Court, Suite 1200
                                       Newport Beach, California 92660
                                       Attention: Charles T. Collett
                                       Facsimile: 714-553-0904

         11.5 Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         11.6 Waiver. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereto.

         11.7 LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

         11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument notwithstanding that all parties are not signatories to each counterpart.

         11.9 Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by Seller or prior to the Closing Date shall not be assignable without the express written consent of all parties hereto.

         11.10 Amendments. This Agreement may not be modified, amended or supplemented except by an agreement in writing signed by all of the parties hereto.

         11.11 Expenses, Taxes, Etc. Except as otherwise provided herein, each of the parties hereto shall pay all fees and expenses incurred by it or any of its affiliates or subsidiaries in connection with this Agreement; provided, however, that Seller shall pay all sales taxes in connection with the transactions contemplated hereby, and all transfer, gains, stamp, documentary and similar Taxes and recording fees in connection with the transfer and delivery of all real and personal property (including capital stock) included in the Transferred Assets.

         11.12 Third Parties. Except with respect to indemnification under
Article 10, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         11.13 Number and Gender of Words. When the context so requires in this Agreement, words of gender shall include either or both genders and the singular number shall include the plural.

         11.14 Entire Agreement. This Agreement and the executed documents, the forms of which are attached hereto as Exhibits or referred to herein, together with the Schedules and Exhibits hereto and thereto, shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior negotiations, understandings and agreements.

         11.15 Noncompetition. For no additional consideration, the Seller and Shareholders will not for five years following the Closing Date (the "Noncompete Term"), directly or indirectly, for or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                  (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any competitive business within 150 miles of (A) where any of the Buyer or any subsidiary of the Buyer conducts business, or has conducted business within the past three years (such areas being herein referred to as the "Territory");

                  (b) call upon any person, who is, at that time, an employee or consultant of Buyer, for the purpose or with the intent or effect of enticing such employee or consultant away from or out of the employ or contract with Buyer; or

                  (c) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of Buyer the Territory for the purpose of soliciting or selling services or products in a competitive business within the Territory.

Because of the difficulty of measuring economic losses to Buyer as a result of a breach of the foregoing covenant, because a breach of such covenant would diminish the value of the assets and business of Buyer being sold pursuant to this Agreement, and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, Seller and each Shareholder agrees that the foregoing covenant may be enforced against such individual by injunctions, restraining orders and other equitable actions. It is agreed by the parties hereto that the foregoing covenants in this Section 11.15 are necessary in terms of time, activity and territory to protect Buyer's interest in the assets and business being acquired pursuant to the terms of this Agreement and impose a reasonable restraint on Seller and each Shareholder in light of the activities and businesses of the Buyer on the date of the execution of this Agreement and the current plans of the Buyer. The covenants in this Section 11.15 are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Section 11.15 are unreasonable and therefore unenforceable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and this Agreement shall thereby be reformed. Seller and each Shareholder acknowledges that the agreements and the covenants set forth in this
Section 11.15 are material conditions to Buyer's agreements to execute and deliver this Agreement and to consummate the transactions contemplated hereby and that Buyer would not have entered into this Agreement without such covenants. All of the covenants in this Section 11.15 shall be construed as an agreement independent of any other provision in this Agreement.

         11.16 Nondisclosure of Confidential Information. Seller and each Shareholder recognizes and acknowledges that it had in the past, currently has, and in the future will have, access to certain confidential information relating to the businesses of the Seller, such as lists of customers, operational policies, and pricing and cost policies that are, and following the Closing will be, valuable, special and unique assets of Buyer. Seller and each Shareholder agrees that it will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose whatsoever, except as is required in the course of performing its duties, if any, to Buyer, unless (a) such information becomes known to the public generally through no fault of Seller of such Stockholder, or (b) disclosure is required by Law, provided that prior to disclosing any information pursuant to this clause
(b) Seller or such Shareholder shall, if possible, give prior written notice thereof to Buyer and provide Buyer with the opportunity to contest such disclosure. In the event of a breach or threatened breach by the Seller and Shareholders of the provisions of this Section 11.16, Buyer shall be entitled to an injunction restraining Seller or such Stockholder from disclosing, in whole or in part, such confidential information.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                        SELLER:

                                        OCCIDENTAL MORTGAGE CORPORATION


                                        By: /s/ Kenneth F. Urbanus
                                            -----------------------------------
                                        Name: Kenneth F. Urbanus
                                             ----------------------------------
                                        Title: President
                                              ---------------------------------

                                        SHAREHOLDERS:

                                        /s/ Kenneth F. Urbanus
                                        ---------------------------------------
                                        Kenneth F. Urbanus, Individually

                                        /s/ Alanna Urbanus
                                        ---------------------------------------
                                        Alanna Urbanus, Individually

                                        /s/ Denise Skoveth
                                        ---------------------------------------
                                        Denise Skoveth

                                        /s/ Mary Lee Hill
                                        ---------------------------------------
                                        Mary Lee Hill, Individually

                                        BUYER:

                                        STARNET FINANCIAL, INC.


                                        By: /s/ Daniel L. Jackson
                                            -----------------------------------
                                        Name: Daniel L. Jackson
                                              ---------------------------------
                                        Title: President
                                               --------------------------------